UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2010

Hot Topic, Inc.

(Exact name of registrant as specified in its charter)

California	0-28784	77-0198182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18305 E. San Jose Avenue, City of Industry, California	91748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 839-4681

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 19, 2010, Hot Topic, Inc. (the “Company”) entered into an agreement (the “Becker Drapkin Agreement”) with Steven R. Becker (“Becker”), Matthew A. Drapkin (“Drapkin”), Becker Drapkin Management, L.P., Becker Drapkin Partners (QP), L.P., Becker Drapkin Partners, L.P., BD Partners I, L.P. and BC Advisors, LLC (collectively, the “Becker Drapkin Group”) and a separate agreement (the “Carlson Agreement” and, together with the Becker Drapkin Agreement, the “Agreements”) with Clint D. Carlson, Black Diamond Offshore Ltd., Double Black Diamond Offshore Ltd., Carlson Capital L.P. and Asgard Investment Corp. (collectively, the “Carlson Group”).

Under the Agreements, the Company agreed to increase the size of the Company’s board of directors (the “Board”) from seven to nine directors and to appoint Becker and Drapkin as members of the Board effective as of October 1, 2010. Upon their appointments, Becker shall become a member of the Compensation Committee of the Board and Drapkin shall become a member of the Governance and Nominating Committee of the Board. The Company also agreed to nominate Becker and Drapkin for election as directors at the Company’s 2011 Annual Meeting of Shareholders (the “2011 Annual Meeting”). The Company further agreed that it will not, prior to the conclusion of the Company’s 2012 Annual Meeting of Shareholders (the “2012 Annual Meeting”), increase the size of the Board other than with respect to the appointments of Becker and Drapkin.

Under the Agreements, each member of the Becker Drapkin Group and each member of the Carlson Group will cause all shares of the Company’s common stock owned by such member to be present at the 2011 Annual Meeting and to be voted in favor of all directors nominated by the Board (including Becker and Drapkin). The Agreements also contain certain restrictions on the members of the Becker Drapkin Group and the members of the Carlson Group, which generally terminate on September 19, 2012 or, if earlier, the date that the Governance and Nominating Committee notifies Becker or Drapkin that it has resolved not to nominate either of Becker and Drapkin for election to the Board at the 2012 Annual Meeting. During the period for which these restrictions apply, each of the members of the Becker Drapkin Group and each of the members of the Carlson Group is restricted, subject to certain limited exceptions, from: (i) acquiring beneficial ownership of any securities of the Company if, after such acquisition, the member would own more than 14.99% of the Company’s common stock; (ii) engaging in activities to control or influence the governance or policies of the Company, including by submitting shareholder proposals, nominating candidates for election to the Board or opposing candidates nominated by the Board, attempting to call special meetings of the Company’s shareholders or soliciting proxies with respect to voting securities of the Company; (iii) participating in any “group,” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Company’s common stock; and (iv) publicly disparaging any member of the Board or the Company’s management. The Agreements further provide that the Becker Drapkin Group and the Carlson Group will cease to be a combined “group” within the meaning of Rule 13d-5(b)(1) promulgated under the Exchange Act.

In connection with their appointments as directors pursuant to the Agreements, Becker and Drapkin will receive the same compensation and reimbursement of expenses as are payable to the Company’s other non-employee directors.

The full text of the Becker Drapkin Agreement is attached as Exhibit 10.1 to this current report and is incorporated herein by reference. The full text of the Carlson Agreement is attached as Exhibit 10.2 to this current report and is incorporated herein by reference. The foregoing does not purport to be a complete summary of the Agreements and is qualified in its entirety by reference to Exhibits 10.1 and 10.2.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Becker and Drapkin were appointed to the Board, effective October 1, 2010, pursuant to the Agreements described in Item 1.01 of this current report. Commencing on the effective date of their appointments as directors, Becker will serve on the Compensation Committee of the Board and Drapkin will serve on the Governance and Nominating Committee of the Board.

In accordance with the Company’s Director Compensation Policy for non-employee directors, upon the effective date of their appointments to the Board, each of Becker and Drapkin will automatically be granted an option to purchase 10,000 shares of the Company’s common stock pursuant to the Company’s Non-Employee Directors’ Stock Option Plan. The options will be non-statutory stock options with exercise prices equal to the fair market value of the Company’s common stock on the grant date. Each option will vest, as to 25% of the shares for which such option is exercisable, on October 1, 2011, and will vest quarterly in equal amounts thereafter such that the options will be 100% vested on October 1, 2014. The options expire 10 years after the date of grant.

Neither Becker nor Drapkin has been a participant in, or is to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Exchange Act.

Biographical information for Becker and Drapkin is included in the Company’s September 20, 2010 press release announcing Becker’s and Drapkin’s appointments to the Board, which is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Agreement, dated as of September 19, 2010, by and among Hot Topic, Inc., Steven R. Becker, Matthew A. Drapkin, Becker Drapkin Management, L.P., Becker Drapkin Partners (QP), L.P., Becker Drapkin Partners, L.P., BD Partners I, L.P. and BC Advisors, LLC

10.2	Agreement, dated as of September 19, 2010, by and among Hot Topic, Inc., Clint D. Carlson, Black Diamond Offshore Ltd., Double Black Diamond Offshore Ltd., Carlson Capital L.P. and Asgard Investment Corp.

99.1	Press Release dated September 20, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOT TOPIC, INC.

By:	/S/ JAMES MCGINTY
James McGinty
Chief Financial Officer

Date: September 20, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Agreement, dated as of September 19, 2010, by and among Hot Topic, Inc., Steven R. Becker, Matthew A. Drapkin, Becker Drapkin Management, L.P., Becker Drapkin Partners (QP), L.P., Becker Drapkin Partners, L.P., BD Partners I, L.P. and BC Advisors, LLC

10.2	Agreement, dated as of September 19, 2010, by and among Hot Topic, Inc., Clint D. Carlson, Black Diamond Offshore Ltd., Double Black Diamond Offshore Ltd., Carlson Capital L.P. and Asgard Investment Corp.

99.1	Press Release dated September 20, 2010